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                                                                       EXHIBIT 5

                        [HUBER LAWRENCE & ABELL LETTERHEAD]

                                          April 14, 2000

Energy East Corporation
One Canterbury Green
Stamford, CT 06904

Dear Sirs:

    In connection with the proposed public offering and sale by Energy East Corporation (the "Company") of not to exceed an aggregate of $500,000,000 principal amount of its debt securities (the "Debt Securities") in one or more series, the Company is filing with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") with which this opinion is to be included as an Exhibit.

    The Debt Securities are to be issued under an Indenture to be entered into between the Company and The Chase Manhattan Bank as may be amended and supplemented by one or more Supplemental Indentures relating to the Debt Securities (the "Supplemental Indentures"), said Indenture as so amended and supplemented by the Supplemental Indentures being hereinafter called the "Indenture."

    As your counsel, we are generally familiar with the corporate proceedings of the Company and we have participated in all proceedings taken by the Company in connection with the proposed issuance and sale of the Debt Securities.

    In our opinion, when the actions as hereinafter set forth shall have been taken, the Debt Securities will have been duly authorized, and, when sold, will be legally issued, fully paid and non-assessable and will be binding obligations of the Company and entitled to the benefits of the Indenture, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws and judicial decisions affecting the enforcement of creditors' rights and remedies generally and general principals of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), which do not, in our opinion, make inadequate the remedies of the Indenture:

    (a) The Securities and Exchange Commission shall have entered an appropriate order declaring the Registration Statement effective;

    (b) The Indenture shall have become qualified under the Trust Indenture Act of 1939;

    (c) The Board of Directors of the Company shall have taken appropriate action authorizing the execution and delivery of the Indenture, and the same shall have been duly executed and delivered;

    (d) The Board of Directors of the Company shall have authorized the issuance and sale of the Debt Securities and each series thereof shall have been authorized by the Board of Directors of the Company or a duly authorized officer of the Company; and

    (e) The Debt Securities shall have been appropriately issued, authenticated by the Trustee under the Indenture, and delivered to the purchaser or purchasers thereof and the consideration therefor received by the
       Company.
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    We hereby consent to the making of the statements with reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,
                                          Huber Lawrence & Abell